EXHIBIT 99.1

Welcome to the third quarter earnings call for Salona Global Medical Device Corporation, listed on the TSXV under the ticker S-G-M-D.

I would like to remind everyone that today's discussion will include forward looking information and forward looking statements, future oriented financial information and non-IFRS measures regarding future events and our future financial performance. These statements reflect our views as of today only and should not be considered as representing our views of any subsequent date and, except as required by law we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after today, many of which are beyond our control.  These statements are also subject to material risks and uncertainties that could cause actual results to differ materially from expectations reflected in the forward-looking statements. A discussion of these risk factors is fully discussed or referred to in Salona's disclosure documents filed on EDGAR and SEDAR. During this call, we may also refer to certain non-GAAP financial measures. For information regarding our non-GAAP financials and a reconciliation of GAAP to non-GAAP measures, please also refer to our EDGAR and SEDAR filings.

We intend to furnish a transcript of today's conference call in connection with our filing of  a Current Report on Form 8-K.

There can be no assurance that any proposed acquisition will be completed or the timing of any acquisitions. Completion of any transaction will be subject to applicable director, shareholder and regulatory approvals.

And finally, the statements made during this conference call are for general information purposes only and do not constitute a sale, offer for sale of, or solicitation of an offer to buy, any securities in any jurisdiction.

Now I would like to introduce Les Cross, Chairman and interim CEO

Les:

Thank you for joining us on the call today to discuss our third quarter ending November 30, 2021. We had a strong quarter with 33% revenue growth quarter-over-quarter. We generated a 38% increase in gross margins quarter over quarter as well. We did suffer supply chain issues which constrained our revenues in the early part of the quarter which resulted in a narrowing profit excluding transaction costs. These are the headlines. I will get into more details later in the call.

It has been just seven months since we listed on the TSXV and I am happy to report we are on track with our business plan and we expect to be approaching our annual run-rate revenue target of $40 million by the end of next month.

We are focused on serving a $30 billion global market for products that help people recover from injuries, surgery, and physical disabilities. This market is known as recovery science. We penetrate this market through a proven approach, the same approach that I made with DJO Global, where I was the Chairman and CEO and that was ultimately sold to Blackstone for $1.6 billion US dollars.  Our primary strategy is acquiring companies that have not fully realized their revenue potential and then marketing their products through our established sales channels that I have taken decades to develop as the CEO of DJO Global.

While we are in the very early stages of our plan, just 7 months into the plan, our post acquisition execution has been very solid since we launched Salona Global. We have made several acquisitions and we are already seeing organic growth from this strategy. Because we have been strategic in our early acquisitions, we have purposely laid the foundations for a fully integrated medical device company.  We have a world class innovation team in Simbex, a state-of-the-art US-based FDA approved production facility in SDP, and several sales channels we have acquired or developed over the past few months. Because we have executed on our strategy to be able to innovate, produce and sell medical devices into the market, we now have a second prong of growth that we anticipate seeing shortly and that is product development. We are working on products that can be brought to market in short order and that can be developed, approved and produced with a large return on equity. Finally, now that we have acquired all the basic blocks needed to become fully integrated, our future acquisition strategy can focus on a broader array of candidates that can achieve synergies by becoming part of the Salona team.

As a reminder, I was formerly the Chairman and CEO of DJO Global, a company I led from the early days, took public on the New York Stock Exchange and was later sold to Blackstone for $1.6 billion US dollars. I grew that company by first creating a fully integrated device company, and then by picking superior products I knew would sell in international markets and niche US markets. Many of these products were positioned to grow with the aging population and other favorable demographics.

Since selling DJO, I have seen this market change. It has become even more fragmented through product innovation. Additionally, the large businesses that serve the market, such as DJO, can no longer achieve meaningful growth by acquiring small device companies. Understandably, they are trying to move into higher risk/reward opportunities requiring large capital investments. These forces have created a terrific opportunity to recreate the success of DJO.

To fully take advantage of our opportunity, we have a very talented and experienced team of executives and advisors. Luke Faulstick, our COO, was the founder of SDP, our first acquisition, and helped build DJO with me. Additionally, we have added Rick Greenwald from Simbex who also worked to develop products for me at DJO. We also now have a long-term CFO in Melissa Polesky-Meyrowitz.

I also added a well-known and talented M&A and capital markets team, led by the former Chairman and Vice Chairman for Patient Home Monitoring. PHM, as it was known, is now two companies listed on the Nasdaq, Viemed and Quipt. These companies grew out of an acquisition juggernaut lead by my M&A team. The entire team is engaged with great urgency to take advantage of this massive opportunity.

Now that we have completed acquiring the building blocks of a fully integrated company, we are positioned to make acquisitions in numerous markets, as well as develop and sell our own products. I do want to remind our shareholders we were able to accomplish this in just seven months of operations. This gives us two methods to generate revenue and profit growth, organic and through acquisitions.

As an example of the power of this dual growth strategy, where we have seen acquisitions take longer than usual, mainly because of Covid, we are seeing our organic growth take off enabling us to hit our financial targets with fewer acquisitions than we had planned. As Covid hopefully recedes and we are able to engage with our acquisition targets in person and without interruption, we should see our acquisitions increase in pace. I am hopeful that as this pandemic recedes, we will find normality with our M&A pace.

Before I get into the financials, I wanted to note a few highlights about our progress since listing in June 2021. First, we expect that we will accomplish our revenue target of $40 million in annual run rate revenue in just eight months. As of the end of Q3 we had not used any of the cash we raised in the concurrent financing towards to list and second, we have generated an operational profit the entire time in the face of significant supply chain issues.

Now to the financials. First, let's focus on revenues. We were able to boost revenues 33% quarter over quarter. This was a combination of the acquisition of Simbex, but also organic growth in certain channels for both SDP and Simbex in the face of supply chain headwinds.

In terms of our gross margin, we grew gross profit 38% quarter over quarter. We will focus on continuing to improve gross profit as we develop our business. At the moment, we are in the very early stages of this plan and I am pleased to see our focus on raising gross margins is starting to show early results. Of course, we are going to focus on making acquisitions of distribution channels in the next quarter or two and that may temper this figure, but in the end, when we push our high margin products through those channels we can start to improve gross profit further. This is the early stage of what we hope to be a fast growth business and the fact that we have operational profit is fantastic. It speaks to our financial discipline and our focus on profitable acquisitions as well as a laser like focus on margins in general as we grow.

Our third quarter demand was much higher than our revenues suggest. Our profit was impacted temporarily by supply chain issues, but as these supply chain issues are resolved globally, we too should see an uptick in revenues and profits. We are seeing a solid December 2021 where we had strong growth. We do have significant transaction costs, however I view them through the prism of a long-term investment.

As we look forward to the next few quarters, we are well positioned to continue our revenue growth and increase our margins

As I have mentioned, we have all of the strategic building blocks of a fully integrated medical device company. We will grow by acquisition and by implementing our post acquisition organic growth plan including product development. I think we have the opportunity to see substantial growth as we acquire more companies, develop products and capture more sales channels.

We also are in a strong financial position to take advantage of this growing market.  We have a strong balance sheet. As I mentioned, at quarter end, we had yet to use the cash we raised in the concurrent financing to list. We have cash and there is always the opportunity to take down debt as well. We have not secured any enterprise debt at the parent company level, which we have access to as we grow to finance further deals.

That bodes well for us in 2022 and beyond. As for the fourth quarter, even though we are just a month and half in, we are seeing significant growth over last quarter in revenues.

In summary, we are in a market that is growing and relatively recession proof.  We have cash, no enterprise debt at the parent level, we are operationally profitable and we have a strong pipeline of deals. We are focused on improving our EPS now and into the future. With each passing quarter, our goal of growing EPS is at the center of our strategy and I believe we have the team with a track record to do it.

I know the market for micro-cap stocks is under pressure and we look to be one of those companies that is a must-have stock in 2022. While we are still small and under the radar, with a few more quarters of this type of growth I think we will be more and more noticeable to investors in Canada. I am confident we will have continued growth and we can soon meet our internal long term goal of listing on the Nasdaq.

I look forward to our next update to investors and I want to thank our investors for their partnership. Thank you and happy new year.